                                                                      EXHIBIT 11

                       NATIONAL MEDICAL ENTERPRISES, INC.
               STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS *
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

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
                                                                   THREE MONTHS ENDED       SIX MONTHS ENDED
                                                                      NOVEMBER 30,            NOVEMBER 30,
                                                                  --------------------  ------------------------
                                                                    1994       1993        1994         1993
                                                                  ---------  ---------  -----------  -----------
FOR PRIMARY EARNINGS PER SHARE
Shares outstanding at beginning of period.......................    166,276    165,899      166,081      165,898
Shares issued upon exercise of stock options....................         55         15          171            8
Dilutive effect of outstanding stock options....................      1,988        186        2,138          198
Shares issued as grants of restricted stock, net of
 cancellations..................................................     --            (23)     --               (11)
                                                                  ---------  ---------  -----------  -----------
Weighted average number of shares and share equivalents
 outstanding....................................................    168,319    166,077      168,390      166,093
                                                                  ---------  ---------  -----------  -----------
                                                                  ---------  ---------  -----------  -----------
Income from continuing operations before cumulative effect of a
 change in accounting principle.................................  $  46,218  $  61,180  $   110,246  $   113,908
                                                                  ---------  ---------  -----------  -----------
                                                                  ---------  ---------  -----------  -----------
Earnings per share from continuing operations before cumulative
 effect of a change in accounting principle.....................  $    0.27  $    0.37  $      0.65  $      0.69
                                                                  ---------  ---------  -----------  -----------
                                                                  ---------  ---------  -----------  -----------
FOR FULLY DILUTED EARNINGS PER SHARE
Weighted average number of shares used in primary calculation...    168,319    166,077      168,390      166,093
Additional dilutive effect of stock options.....................     --             88          168           44
Assumed conversion of dilutive convertible debentures...........     13,850     13,978       12,909       13,978
                                                                  ---------  ---------  -----------  -----------
Fully diluted weighted average number of shares.................    182,169    180,143      181,467      180,115
                                                                  ---------  ---------  -----------  -----------
                                                                  ---------  ---------  -----------  -----------
Income from continuing operations used in primary calculation...  $  46,218  $  61,180  $   110,246  $   113,908
Adjustments for interest expense, contractual allowances and
 income taxes...................................................      2,258      1,405        3,728        2,491
                                                                  ---------  ---------  -----------  -----------
Adjusted income from continuing operations used in fully diluted
 calculation....................................................  $  48,476  $  62,585  $   113,974  $   116,399
                                                                  ---------  ---------  -----------  -----------
                                                                  ---------  ---------  -----------  -----------
Earnings per share from continuing operations before cumulative
 effect of a change in accounting principle.....................  $    0.27  $    0.35  $      0.63  $      0.65
                                                                  ---------  ---------  -----------  -----------
                                                                  ---------  ---------  -----------  -----------

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* All shares in these tables are weighted on the basis of the number of days the shares were outstanding or assumed to be outstanding during each period.
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